                                                                      EX 3.141


                           ARTICLES OF INCORPORATION

                                      OF

                         REED-LALLIER CHEVROLET, INC.

         The undersigned, being of legal age, does hereby make and acknowledge these Articles of Incorporation for the purpose of forming a business corporation under and by virtue of the laws of the State of North Carolina.

                                   ARTICLE I

                                     NAME

         The name of the corporation is REED-LALLIER CHEVROLET, INC.

                                  ARTICLE II

                              PERIOD OF DURATION

         The period of duration of the corporation shall be perpetual.

                                  ARTICLE III

                                   PURPOSES

         The purposes for which the corporation is organized is to engage in any lawful act or activity for which corporations may be organized under Chapter 55 of the General Statutes of North Carolina.

                                  ARTICLE IV

                               AUTHORIZED SHARES

         The corporation shall have the power to issue One Hundred Thousand [100,000] Shares with a par value of $1.00.

                                   ARTICLE V

                           CONSIDERATION FOR SHARES

         The minimum amount of consideration to be received by the corporation for its shares before it shall commence business is One [$1.00] Dollar in cash or property of equivalent value.

                                  ARTICLE VI

                          REGISTERED OFFICE AND AGENT

         The address of the initial registered office of the corporation in North Carolina is 214 Mason Street, Fayetteville, Cumberland County, North Carolina, 28302; and the name of the initial registered agent at such address is ROBERT G. RAY.
                                  ARTICLE VII

                                   DIRECTORS

         The number of persons constituting the Board of Directors shall be three, except that the initial Board of Directors may be fewer than three until the issuance of shares, and except, also, that if and so long as all the shares of the corporation are owned of record by either one or two shareholders, the number of Directors may be fewer than three, but not fewer than the number of shareholders. The name and address of the person who is to serve as the initial Board of Directors until the first meeting of shareholders, or until his successors are elected and qualified is:

         Name                                Address
      Gene Reed, Jr.        4001 Dorchester Road, Charleston, South
                            Carolina 29405

                                 ARTICLE VIII

                                 INCORPORATOR

         The name and address of the incorporator is Robert G. Ray, Post Office Box 1239, 214 Mason Street, Fayetteville, Cumberland County, North Carolina 28302.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 2nd day of November, 1988.

                                       /s/ Robert G. Ray            (SEAL)
                                       -----------------------------
                                       ROBERT G. RAY


NORTH CAROLINA

CUMBERLAND COUNTY

         I, /s/ signature , a Notary Public for said County and State, do hereby certify that ROBERT G. RAY personally appeared before me this day and acknowledged the due execution of the foregoing Articles of Incorporation for the purposes therein expressed.

         WITNESS my hand and Notarial Seal, this 2nd day of November, 1988.

                                         /s/ signature
                                         -------------------------
                                              Notary Public



My Commission Expires: 9-13-91


                                     -3-